EXHIBIT 10.3

                          CONSULTING SERVICES AGREEMENT

      THIS AGREEMENT is made as of the 1st day of November 2003.

BETWEEN:

      Yukon Gold Corporation, Inc. a corporation incorporated under the laws of the State of Delaware.

      (herein called the "Corporation")                  Party of the First Part

      - and -

      MEDALLION CAPITAL CORP., of the City of Toronto, in the Province of Ontario, a corporation incorporated under the laws of the Province of Ontario, Canada.

      (herein called "Consultant")                      Party of the Second Part

RECITALS:

A. The Corporation wishes to engage the Consultant to assist the Corporation to advance their business and raise, on a best efforts basis, capital for the Corporation.

B.    The Consultant wishes to accept this engagement by the Corporation.

      NOW THEREFORE IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

1.    DEFINITIONS

      In this Agreement,

            "AGREEMENT" means this agreement as it may be amended from time to time;

            "COMPENSATION" means amounts set out in Section 4 hereof.

            "CONFIDENTIAL INFORMATION" means all confidential or proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business and affairs of the Corporation;

            "CORPORATION" includes affiliates, subsidiaries and associates of the Corporation unless the context otherwise requires;

            "EXPENSES" means amounts set out in Section 5 hereof.

            "TERM" means the period commencing November 1, 2003and terminating in accordance with Section 12 hereof.

2.    REPRESENTATION AND WARRANTIES

            Each of the Corporation and the Consultant hereby covenants, represents and warrants as follows:


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      (a)   They have all of the necessary corporate power, authority and capacity to enter into this agreement and the agreements and the other instruments contemplated herein and to perform their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the agreements and other instruments contemplated herein and the consummation of the transactions contemplated hereunder and thereunder have or will be duly authorized by all necessary corporate action required by each party.

      (b) This Agreement and the agreements and other instruments contemplated herein when executed will constitute valid and binding obligations of each of the parties enforceable against each of them as is applicable in accordance with the terms hereof and thereof subject, however, to limitations with respect to enforcement imposed in connection with laws affecting the rights of creditors generally including, without limitation, applicable bankruptcy, insolvency, moratorium, reorganization or similar laws and to the extent that equitable remedies such as specific performance and conjunction are in the discretion of the court from which they are sought.

      (c) Each of the parties are duly incorporated and organized, validly existing, in good standing and are up to date in all of the filings and registration required under the laws of the jurisdiction in which they are incorporated.

      (d) The entering into and performance of this Agreement and the agreements and other instruments contemplated herein will not violate, contravene, breach or offend against or result in any default under any security agreement, indenture, mortgage, lease, order, undertaking, licence, permit, agreement, instrument, charter or by-law provision, resolution of shareholders or directors, statute, regulation, judgement, decree or law to which the parties hereto are a party or by which they may be bound or affected. No licenses, agreements or other instruments or documents of the Corporation or any of its Subsidiary will terminate or require assignment as a result of the entering into of this Agreement or the consummation of the transactions contemplated hereby.

3.    ENGAGEMENT OF THE CONSULTANTS

      The Corporation hereby engages the Consultant for the Term to perform the following services:

      (a) prepare all necessary documents and other information required by the SEC and the NASD for listing of the shares;

      (b) complete a due diligence and valuation review of the Corporation sufficient to take the Corporation public;

      (c) carrying out the reorganization of the share capital of the Corporation; (d) advise the Corporation; regarding financial planning, corporate development; (e) prepare or cause to be prepared a Business Plan for the Corporation and other IR and PR material;

      (f) prepare agreements for financing and other contracts for the advancement of the Corporation and obtain the Corporation's legal council approval of such agreements or contracts prior to execution by the Corporation;

      (g) Carry out management, corporate record keeping and the formation for the advancement of the Corporation.

4.    COMPENSATION

      (a) As compensation for the services to be provided by the Consultant hereunder, the Corporation agrees to pay the Consultant $10,000 per month during the first three (3) months of the Term after which the Consultant and the Board of Directors shall review the compensation;


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      (b)   The Consultant shall be entitled to receive a commission, of 10%
            from the Corporation as a percentage of monies raised through any offering of securities or debt instrument during the term of this;

      (c) Fees and commissions set out in (b) and (c) above shall be payable on any amounts received by the Corporation from parties introduced or negotiated with by the Consultant during the Term and that are received by the Corporation within one year after the termination of this Agreement provided any sub agents involved in any financing shall be paid by the Consultant.

5.    EXPENSES

            The Corporation will reimburse the Consultant for all reasonable expenses actually incurred and paid by the Consultant to third parties during the Term in the performance of the Consultant's services under this Agreement, upon presentation of expense statements and receipts or such other supporting documentation as the Corporation may reasonably require. The Consultant agrees to limit the total of these expenses to $500.00 per month without the prior written consent of the Corporation.

6.    TERMS OF PAYMENT

            Fees and expenses are billed monthly and are due on receipt of invoice. Amounts unpaid after 15 days bear interest at the rate of 1.5% per month.

7.    NATURE OF RELATIONSHIP

            The parties acknowledge and agree, solely with respect to the rights and obligations of the Consultant under this Agreement, as follows:

      (a) the relationship of the Consultant to the Corporation is that of independent contractors;

      (b)   the Consultant are not employees or agents of the Corporation; and

      (c) the Corporation and the Consultant are not partners or joint venturers with each other.

8.    NO CONFLICTS OF INTEREST

            The Consultant will not engage in any business or other transaction or have any financial or other personal interest, which is incompatible with the performance by the Consultant of the duties under this Agreement in the manner contemplated by this Agreement.

            The Corporation acknowledges that the Consultant will provide from time to time similar services for other parties which shall not be considered a conflict of interest subject to the discharge of the Consultant's obligations under this Agreement and in particular those related to confidentiality.

9.    NO USE OF CONFIDENTIAL INFORMATION

            During and at all times after the Term, the Consultant will keep confidential all Confidential Information and will not use for the benefit of the Consultant or others (except in connection with the business and affairs of the Corporation in the course of providing services hereunder) any Confidential Information and will not disclose Confidential Information to any person except in the course of providing services under this Agreement to a person who is employed by the Corporation or with the Corporation's prior consent.


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            The foregoing prohibition will not apply to any Confidential
      Information if:

      (a) the Confidential Information is available to the public or in the public domain at the time of disclosure or use, or:

      (b) disclosure is required to be made by operation of law, in which case the Consultants will notify the Corporation immediately upon learning of that requirement; or

      (c)   disclosure is made with the Corporation's prior written approval.

10.   NO AUTHORITY TO BIND THE CORPORATION

            Without limiting the provisions of Section 3, the Consultant, in its capacity as Consultant under this Agreement, has no authority to act on behalf of, or to hold itself out to be an agent of the Corporation or to bind the Corporation to perform any obligations to any third party and the Consultant will, as appropriate, so inform all third parties with whom the Consultant deals in the performance of its services. The Consultant will not use the name of the Corporation in any advertisement or promotional or marketing material or, without the use of any such name, suggest or imply in any such material that the Consultant has a relationship with the Corporation other than that established by this Agreement, unless otherwise agreed to in writing by the Corporation.

11.   TERM AND TERMINATION

            The Term of this Agreement shall be one (1) year(s) and shall automatically renew from year to year unless terminated.

            Either party may terminate this Agreement at anytime on 30 days written notice subject to the provision of Section 6 hereof.

12.   INDEMNIFICATION

            The Corporation will indemnify the Consultant and its heirs and legal representatives against all costs, charges and expenses, including all amounts paid to settle an action or satisfy a judgement, reasonably incurred by the Consultant in respect of any civil, criminal or administrative action or proceeding to which the Consultants are a party by reason of being or having been engaged by the Corporation under this Agreement (a "Claim"), other than an action (including, without limitation, an action in contract or tort) by the Corporation as a result of a breach or alleged breach by the Consultants of this Agreement or of any duty owed by the Consultant to the Corporation, if:

      (a) The Consultant acted honestly and in good faith with a view to the best interests of the Corporation; and

      (b) In the case of a criminal or administrative action or proceeding that is enforced by the monetary penalty, the Consultant had reasonable grounds for believing that the conduct of the Consultant was lawful.

            The Consultant acknowledges that indemnification will be limited to costs, charges and expenses actually incurred, and will be paid only if the consultant provides the Corporation with prompt notice of any claim. The Corporation will have the right at its own expense, upon written notice to the Consultant, to assume control of the negotiation, settlement or defence of any Claim and the Consultant will co-operate fully with the Corporation in respect of such Claim. If the Corporation does not elect to assume control of the negotiation, settlement or defence of any Claim, the Consultant may retain its own counsel to defend the Claim and will keep the Corporation fully advised, including supplying copies of all relevant documentation promptly as it becomes available. The Consultant or the Corporation may not settle or compromise any Claim without the prior written consent of the other party.

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13.   NOTICE

            Any notice or communication to be given or made under this Agreement must be in writing and addressed as follows:

      (a)   IF TO THE CORPORATION

                  Yukon Gold Corporation, Inc.
                  c/o: Nuinsco Resources Limited
                  940 The East Mall
                  Toronto, Ontario   M9B 6J7
                  Attn:    W. Warren Holmes
                  Phone: 416-626-0470
                  Fax:     416-626-0890

      (b)   IF TO THE CONSULTANT

                  Medallion Capital Corporation
                  347 Bay Street, Suite 408
                  Toronto, Ontario   M5H 2R7
                  ATT:     Stafford Kelley
                  Phone: 416-865-9790
                  Fax:     416-865-1250

      and will be deemed to be properly given or made on the earliest of the following:

      (a)   actual delivery

      (b)   48 hours after being sent by commercial courier service; and

      (c)   the day following which any telegram or telecopier message is sent.

            Notice of change of address for the purpose of notice will also be governed by this section.

14.   ASSIGNMENT

            This Agreement may not be assigned by any party, without the prior written consent of the other parties.

15.   HEADINGS

            The inclusion of headings in this Agreement is for convenience of reference only and is not to affect construction or interpretation.

16.   INVALIDITY OF PROVISIONS

            Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any prohibition or unenforceability of that provision in any other jurisdiction. For any provision severed there will be deemed substituted a like provision to accomplish the intent of the parties as closely as possible to the provision as drafted, as determined by any court or arbitrator having jurisdiction over any relevant proceeding, to the extent permitted by the applicable law.

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17.   ENTIRE AGREEMENT

            This Agreement constitutes the entire agreement between the parties pertaining to the subject matter. There are no warranties, representations or agreements between the parties in connection with the subject matter except as are specifically set out or referred to in this Agreement. No reliance is placed on any representation, opinion, advice or assertion of fact made by either party or its directors, officers or agents to the other party, or its directors, officers or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there is to be no liability, either in tort or in contract, assessed in relation to any such representation, opinion, advice or assertion of fact, except to the extent aforesaid.

18.   WAIVER, AMENDMENT

            Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound. The failure of either party at any time to require performance by the other party of any provisions of this Agreement will in no way affect the right of that party to require performance of any other provisions. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any breach of any provision of this Agreement be construed as a waiver of any continuing or succeeding breach of such provision unless otherwise expressly provided.

19.   CURRENCY

            All amounts in this Agreement are stated and will be paid in Canadian currency.

20.   GOVERNING LAW

            This Agreement is to be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.


IN WITNESS WHEREOF THE CORPORATION AND THE CONSULTANTS HAVE EXECUTED THIS AGREEMENT.


YUKON GOLD CORPORATION, INC.            MEDALLION CAPITAL CORP.

BY:     /s/ Warren Holmes               BY:    /s/ Stafford Kelley

TITLE:  Chairman & CFO                  TITLE: President